Exhibit 10.3

MEDIFAST, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
(AMENDED AND RESTATED)

EFFECTIVE AS OF March 18, 2021
AMENDED AS OF March 12, 2026

Article I.    Introduction
Section 1.01    Purpose. This Plan is being established by Medifast, Inc. (the “Company”) to assist the Company in attracting and retaining well-qualified directors who are not officers or employees of the Company or any subsidiary (“Directors”) and to align the interests of Directors with those of the stockholders of the Company. The purpose of this Plan is to establish a program whereby the Directors of the Company may elect to defer certain cash amounts paid and equity-based grants awarded to Directors as fees in connection with their services to the Board of Directors.
Article II.    Definitions
As used in this Plan, the following capitalized terms shall have the following meanings:
Section 2.01    “Account” shall mean the Participant’s Account established pursuant to Section 5.01 herein, which Account shall be comprised of the Cash Deferral Subaccount, the Equity Deferral Subaccount, and/or the Premium Subaccount, as applicable.
Section 2.02    “Administrator” shall mean any administrator appointed by the Committee pursuant to Section 3.01 herein or, in the absence of any such appointment or as required to ensure that any transactions pursuant to this Plan do not result in liability under Section 16(b) of the Securities Exchange Act of 1934, the Committee.
Section 2.03    “Board” shall mean the Board of Directors of the Company.
Section 2.04    “Board Appointment” shall have the meaning ascribed to such term in Section 4.03 herein.
Section 2.05    “Cash Compensation” shall mean the annual retainer fees paid in cash to a Director for his or her services as a Director and any fees for service on a committee of the Board.
Section 2.06    “Cash Deferral” shall mean the portion of the Cash Compensation that a Participant has elected to defer with respect to a Director Compensation Cycle.
Section 2.07    “Cash Deferral Subaccount” shall mean the subaccount established for a Director’s Cash Deferral pursuant to Section 5.02(a) of the Plan and credited with Restricted Share Units and Plan Earnings pursuant to the terms of the Plan.
Section 2.08    “Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations promulgated thereunder.
Section 2.09    “Committee” shall mean the Compensation Committee of the Board of Directors.
Section 2.10    “Common Stock” shall mean the common stock of the Company, $0.001 par value per share.
Section 2.11    “Compensation” shall mean a Participant’s compensation for services as a Director, which as of the Effective Date, consists of Cash Compensation and Equity Awards.
Section 2.12    “Director Compensation Cycle” shall mean the period beginning on the date of the Company’s annual meeting of stockholders with respect to a calendar year and ending on the date of the following annual meeting of stockholders.
Section 2.13    “Deferred Share” shall mean a unit of measurement that is equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock and which is payable in cash when distributed to the Participant. Deferred Shares shall constitute “Deferred Shares” under the Share Incentive Plan and shall be subject to the terms and conditions therein.

Section 2.14    “Earned” as used herein with respect to a Cash Deferral shall mean the first day of the applicable Director Compensation Cycle, and with respect to an Equity Award Deferral shall mean the date on which the Equity Award would otherwise be granted to the Director, provided that no Cash Compensation or Equity Award shall be “Earned” if such amount would otherwise be payable or granted to the Director on or after the Director’s Payment Date.
Section 2.15    “Effective Date” shall mean March 18, 2021.
Section 2.16    “Equity Award” shall mean an equity-based award granted by the Company under the Share Incentive Plan to a Director with respect to his or her services as a Director.
Section 2.17    “Equity Award Deferral” shall mean the portion of the Equity Award that a Participant has elected to defer with respect to a Director Compensation Cycle. To the extent the Equity Award is to be granted in the form of Restricted Shares (as defined in the Share Incentive Plan), the portion of the Equity Award that is deferred shall instead be granted in the form of Restricted Share Units.
Section 2.18    “Equity Deferral Subaccount” shall mean the account established for a Director’s Equity Award Deferral pursuant to Section 5.02(b) of the Plan and credited with Restricted Share Units and Plan Earnings pursuant to the terms of the Plan.
Section 2.19    “Initial Election Deadline” shall have the meaning ascribed to such term in Section 4.01 herein.
Section 2.20    “New Director Election” shall have the meaning ascribed to such term in Section 4.03 herein.
Section 2.21    “New Director” shall mean any Director who is first elected or appointed to the Board after the Effective Date of this Plan.
Section 2.22    “Participant” shall mean any Director of the Company who has elected to have all or a part of his or her Compensation deferred pursuant to the Plan.
Section 2.23    “Payment Date” shall mean the earliest of the date the Participant has a separation from service from the Company within the meaning Section 409A or the Participant’s death.
Section 2.24    “Plan” shall mean this Medifast, Inc. Directors’ Deferred Compensation Plan (as it may be amended and restated from time to time).
Section 2.25    “Plan Earnings” shall mean the amounts credited to a Participant’s Account pursuant to Article VI herein.
Section 2.26    “Premium Award” shall mean an amount credited under Section 4.04 of the Plan. For the avoidance of doubt, no Premium Award shall be credited to a Participant’s Account following March 12, 2026.
Section 2.27    “Premium Award Subaccount” shall mean the subaccount established for a Director’s Premium Award pursuant to Section 5.02(c) of the Plan and credited with Restricted Share Units and Plan Earnings pursuant to the terms of the Plan.
Section 2.28    “Restricted Share Unit” shall mean a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock until a share of Common Stock is ultimately distributed in payment of the obligation (other than the right to receive dividend equivalent amounts in accordance with Article VI herein), that is credited to a Participant’s Account and, subject to the vesting provisions set forth in Section 7.01 hereof, payable pursuant to the terms of the Plan in the form of Common Stock pursuant to the terms of Section 7.02 herein. Restricted Share Units shall constitute “Deferred Shares” under the Share Incentive Plan, and shall be subject to the terms and conditions therein.
Section 2.29    “Section 409A” shall mean Section 409A of the Code and the regulations promulgated thereunder.
Section 2.30    “Share Incentive Plan” shall mean the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan, and any successor plan, in each case, as amended from time to time.
Section 2.31    “Subsequent Election Deadline” shall mean December 31 of the applicable year, as set forth in Section 4.02 herein.
Section 2.32    “Vested” shall mean the Restricted Share Units that are vested and non-forfeitable pursuant to Section 7.01 of the Plan.

Article III.    Administration of the Plan
Section 3.01    Administrator. The Committee may designate an Administrator to aid the Committee in its administration of the Plan. Such Administrator shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants’ Accounts, and shall serve at the pleasure of the Committee.
Section 3.02    Administration. The Plan shall be administered by the Administrator, who shall have complete discretionary authority to interpret and administer the Plan, to determine all amounts that are payable under the Plan, correct errors in administration and otherwise to implement the Plan, in each case consistent with the Plan’s purposes and intent. All actions of the Administrator with respect to this Plan shall be final and binding on all persons for such Plan purposes.
Article IV.    Deferred Compensation
Section 4.01    Initial Elections by Existing Directors.
(a)    Any Director of the Company as of the Effective Date may make an initial election within 30 days following the Effective Date (the “Initial Election Deadline”), to participate in the Plan and defer all, or such percentage as he or she may specify, of Cash Compensation first Earned with respect to the Director Compensation Cycle that begins in 2021 and Equity Awards first Earned in 2021 beginning on the first day immediately following the Initial Election Deadline, in accordance with, and subject to, the terms and conditions of the Plan. Such deferral election shall be made by completing and executing an election form prescribed by the Administrator and delivering such election form to the Administrator on or before the Initial Election Deadline. Such election shall become irrevocable as of the close of business on the Initial Election Deadline.
(b)    A separate election shall be made with respect to each of the Cash Compensation and the Equity Award that a Participant wishes to defer under the Plan pursuant to this Section 4.01. A Participant’s initial deferral election, whether with respect to an Equity Award or Cash Compensation, shall only apply to compensation paid for services performed with respect to the Director Compensation Cycle that begins in 2021 and shall not stay in effect for any subsequent Director Compensation Cycles.
Section 4.02    Subsequent Elections by Participants.
(a)    Subsequent to the Initial Election by a Participant provided for in Section 4.01 or a New Director Election by a Participant provided for in Section 4.03, a Participant may elect by December 31 of each calendar year (the “Subsequent Election Deadline”) to defer all, or such percentage as he or she may specify, of the Cash Compensation and/or Equity Award to be Earned in the Director Compensation Cycle that begins in the following calendar year, in accordance with, and subject to, the terms and conditions of the Plan.
(b)    Such deferral election shall be made by completing and executing an election form prescribed by the Administrator and delivering such election form to the Administrator on or before the Subsequent Election Deadline. A separate election shall be made with respect to each of the Cash Compensation and the Equity Award that a Participant wishes to defer under the Plan pursuant to this Section 4.02. Any such election shall become irrevocable as of the close of business on the date of the Subsequent Election Deadline. A Subsequent Election shall only apply to the Director Compensation Cycle immediately following the Subsequent Election Deadline and shall not stay in effect for any subsequent Director Compensation Cycle.
Section 4.03    Elections by New Directors.
(a)    Any New Director may make an initial election (the “New Director Election”), within thirty (30) days following his or her election or appointment to the Board, whichever occurs earlier (“Board Appointment”), but effective as of such Board Appointment, to participate in the Plan and defer all, or such percentage as he or she may specify, of (i) the Cash Compensation and/or Equity Award to be Earned by him or her for the Director Compensation Cycle in effect as of such Board Appointment, and/or (ii) his or her Equity Award to be Earned with respect to such Board Appointment and/ or (iii) his or her Cash Compensation and/or Equity Award to be Earned at the Director Compensation Cycle that begins in the calendar year in which the Board Appointment takes place, if applicable, in accordance with, and subject to, the terms and conditions of the Plan.
(b)    Such deferral election shall be made by completing and executing an election form prescribed by the Administrator and delivering such election form to the Administrator within thirty (30) days following such Director’s Board Appointment. A separate election shall be made with respect to each of the Cash Compensation and the Equity Award that a Participant wishes to defer under the Plan pursuant to this Section 4.03. Such election shall become irrevocable as of the close of business on the thirtieth (30th) day following the Participant’s Board Appointment.
(c)    A Participant’s deferral election, whether with respect to an Equity Award or Cash Compensation, shall only apply to compensation paid for services performed during the applicable Director Compensation Cycle(s) and shall not stay in effect for any subsequent Director Compensation Cycle.
Section 4.04    Premium Awards. With respect to deferrals prior to March 12, 2026, a Participant shall be credited with Premium Awards calculated pursuant to Section 5.03 based on the Cash Deferrals and Equity Award Deferrals Earned by the Participant during a Director Compensation Cycle. Beginning on March 12, 2026, no Premium Awards shall be credited to a Participant’s Account.
Article V.    Accounts
Section 5.01    Establishment of Accounts. There shall be established for each Participant an account to be designated as such Participant’s Account. The Account of each Participant shall consist, to the extent applicable to the Participant, of a Cash Deferral Subaccount, an Equity Deferral Subaccount, and a Premium Award Subaccount.
Section 5.02    Allocations to Accounts.
(a)    Any Cash Deferral shall be credited to the Cash Deferral Subaccount of such Participant in the form of Restricted Share Units, on the date such amount is otherwise Earned, and any Plan Earnings or other distributions referred to in Article VI shall be credited in accordance with the provisions of Article VI, as applicable.
(b)    Any Equity Award Deferral shall be credited to the Equity Deferral Subaccount of such Participant in the form of Restricted Share Units, on the date such amount is otherwise Earned, and any Plan Earnings or other distributions referred to in Article VI shall be credited in accordance with the provisions of Article VI, as applicable.
(c)    Any Premium Award shall be credited to the Premium Award Subaccount of such Participant in the form of Restricted Share Units, on the date the Cash Deferral or Equity Award Deferral that such Premium Award is related to is otherwise Earned, and any Plan Earnings or other distributions referred to in Article VI shall be credited in accordance with the provisions of Article VI, as applicable.
(d)    Separate records shall be kept with respect to each Director of the Cash Deferral, Equity Award Deferral, and Premium Award that is deferred under Article IV. Each Equity Award Deferral and Premium Award shall be subject to a separate vesting schedule under Section 7.01.
Section 5.03    Accounts. The number of Restricted Share Units to be credited to a Participant’s Account that relate to Equity Award Deferrals shall be equal to the percentage elected to be deferred times the number of Equity Awards granted in such calendar year. The number of Restricted Share Units to be credited to a Participant’s Account that relate to the Cash Deferral shall be based on the 20-day moving average price of Common Stock as of the date that the Compensation is granted. Premium Awards shall be credited to a Participant’s Account as Restricted Share Units equal to (a) 15% of the Restricted Share Units subject to the applicable Equity Award Deferral and (b) 15% of the Restricted Share Units subject to the applicable Cash Deferral.
Article VI.    Plan Earnings
Section 6.01    Dividend Credits. Additional credits shall be made to a Participant’s Account throughout the period of such Participant’s participation in the Plan, and thereafter until all distributions to which the Participant is entitled under Section 7.02 or Article VIII shall have been made. Such credits shall be made in amounts equal to the Plan Earnings, consisting of the value of any dividends declared and made with respect to the Company’s Common Stock which the Participant would have received from time to time had he or she been the owner on the record dates for the payment of such dividends of the number of shares of the Company’s Common Stock equal to the number of Restricted Share Units in his or her Account on such dates. Each such credit shall be applied as of the payment date for such dividend. Each dividend shall be converted into Restricted Share Units based on the closing price of a share of Common Stock on the day prior to the date of such dividend.
Article VII.    Vesting and Distributions

Section 7.01    Vesting. A Participant’s Cash Deferral Subaccount, Equity Deferral Subaccount, and Premium Award Subaccount shall vest with respect to each Restricted Share Unit on the date that is one year following the date such Restricted Share Unit is credited to the Account. All Plan Earnings shall vest with respect to such Restricted Share Unit on the date that the applicable Cash Deferral, Equity Award, or Premium Award vests.
Section 7.02    Distributions from Accounts. When a Participant’s Payment Date occurs, the Company shall become obligated to make the distributions prescribed in paragraphs (a), (b), (c), (d), (e), and (f) below.
(a)    Vested Restricted Share Units. At the time of any distribution, each Vested Restricted Share Unit under the Participant’s Account shall be converted into one share of the Company’s Common Stock and such share shall be distributed to the Participant. Any fraction of a Vested Restricted Share Unit to be distributed shall be converted into an amount in cash equal to the closing price of one share of the Company’s Common Stock on the trading day preceding the date of distribution multiplied by such fraction and such cash shall be distributed to the Participant. Any Restricted Share Unit which is not Vested shall be forfeited as of the date of distribution.
(b)    Except as otherwise provided in this Section 7.02, distribution of a Participant’s Account shall be made within 30 days following a Participant’s Payment Date.
(c)    Notwithstanding the foregoing, in the case of a Participant who is a specified employee, within the meaning of Section 409A, unless the distribution is due to the Participant’s death prior to such Participant’s separation from service, within the meaning of Section 409A, distribution of his or her Account shall be made within 30 days following the date which is six (6) calendar months after such Participant’s separation from service, within the meaning of Section 409A.
(d)    If a Participant’s Payment Date shall occur by reason of his or her death or if he or she shall die after his or her Payment Date but prior to receipt of all distributions provided for in this Section, the Participant’s Account shall be distributed in the following order: to such Participant’s beneficiary selected by the Participant on a form provided by the Administrator; if there is no such beneficiary designation effective at the Participant’s death, to the Participant’s surviving spouse; and if there is no such beneficiary designation effective or surviving spouse at the Participant’s death, to the Participant’s estate or personal representative, as soon as administratively feasible following such Participant’s death, but in no event later than 90 days following the Participant’s death, provided the recipient shall not have a right to designate the taxable year of the payment.
(e)    The distributions provisions of this Section 7.02 of the Plan shall be in lieu of, and shall supersede, the distribution provisions of the Equity Award agreements issued pursuant to the Share Incentive Plan for any Equity Awards that a Director has elected to defer under this Plan.
(f)    Any Common Stock issued pursuant to Plan distributions shall be made from the previously authorized and registered share pool under the Share Incentive Plan.
Article VIII.    Termination of the Plan
Section 8.01    The Board may terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to Participants’ Accounts as of the date of termination shall be made in the manner and at the time prescribed in the Plan, except as otherwise permitted under Section 409A.
Article IX.    Amendment of the Plan
Section 9.01    The Board may, without the consent of Participants or their beneficiaries, amend the Plan at any time and from time to time; provided, however, that no amendment may deprive a Participant of the amounts allocated to his or her Account as of the date of such amendment without such Participant’s consent.
Article X.    General Provisions
Section 10.01    No Rights as Stockholder. No Restricted Share Unit shall confer on any Participant any of the rights of a stockholder of the Company unless and until shares of Common Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the Plan.
Section 10.02    Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Company, in its discretion, may maintain one or more trusts to hold assets to be used for payment of benefits under the Plan; provided that the assets of such trust shall be subject to the creditors of the Company in the event that the Company becomes insolvent or is subject to bankruptcy or insolvency proceedings. Any payments by such a trust of benefits provided hereunder shall be considered payment by the Company and shall discharge the Company of any further liability for the payments made by such trust.
Section 10.03    Retention Rights. Establishment of the Plan shall not be construed to give a Director the right to be retained on the Board or to any benefits not specifically provided by the Plan.
Section 10.04    Authorized Payments. If the Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Committee may direct that such payment be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.
Section 10.05    Section 409A. Although the Company makes no guarantee with respect to the tax treatment of payments and benefits hereunder, the Plan is intended to comply with the applicable requirements of Section 409A and shall be limited, construed, administered, and interpreted in accordance with such intent. Accordingly, and notwithstanding Article IX, the Company reserves the right to amend the provisions of the Plan at any time in order to avoid the imposition of any tax or penalty under Section 409A on any payments to be made hereunder. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A, other than for withholding or other obligations applicable to employers, if any, under Section 409A.
Section 10.06    Gender; Words. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
Section 10.07    Assignment of Benefits. Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, other than by will or the applicable laws of descent and distribution.
Section 10.08    Conflicts of Laws. The laws of the State of Delaware shall control the interpretation and performance of the terms of the Plan. The Plan is not intended to qualify under Section 401(a) of the Code or the Employee Retirement Income Security Act of 1974, as amended.
Section 10.09    Share Incentive Plan. Restricted Share Units credited to a Participant’s Account under the Plan shall be considered “Deferred Shares “granted under the Share Incentive Plan and shall be subject to the provisions of the Share Incentive Plan, which provisions are incorporated herein by reference, including without limitation, the provisions Section 4(b) of the Share Incentive Plan providing for the adjustment of Awards (as defined in the Share Incentive Plan) upon certain events.
Article XI.    Effective Date
Section 11.01    This Plan shall be effective as of the Effective Date, and shall continue in force during subsequent years unless amended or revoked by action of the Board.